EXHIBIT 99.1

SigmaTron International, Inc. Adjournment of Special Meeting

ELK GROVE VILLAGE, Ill., Sept. 30, 2021 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today announced that due to insufficient stockholder votes represented by proxy or in person to constitute a quorum of the Company’s outstanding shares of common stock for the transaction of business, it has adjourned, without conducting any business, its special meeting of stockholders (the “Special Meeting”) that was scheduled to occur at 10:00 a.m., Central Daylight Time, on September 29, 2021, and will reconvene at 10:00 a.m., Central Daylight Time, on October 22, 2021, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2021 (the “Proxy Statement”). The Company did not change the record date for the Special Meeting. Only stockholders of record at the close of business on August 24, 2021 are entitled to vote at the reconvened Special Meeting.

Gary R. Fairhead, Chairman, Chief Executive Officer and President of SigmaTron International, Inc., stated that the Company had adjourned the Special Meeting to provide its stockholders additional time to vote.  The Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Proxy Statement. Proxies previously submitted for the Special Meeting will be voted at the adjourned meeting unless properly revoked.  All eligible stockholders who have not voted are encouraged to vote on this important matter.

No changes have been made in the proposals to be voted on by stockholders at the Special Meeting. The Proxy Statement and any other materials filed by the Company with the SEC remain unchanged and may be obtained free of charge at the SEC’s website at www.sec.gov.  Any stockholder needing assistance in voting should call the Company at 800-700-9095.

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana, Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements, including the phase-out of LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants which has threatened the Company’s financial stability by causing a decrease in consumer spending, has negatively affected global economies, caused a disruption to the Company’s global supply chain, and caused the Company to incur government mandated closures of factories or reduced production tied to lower staffing; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095